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                                                                    Exhibit 23.4

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 24, 2000 (except Note 8, as to which the date is June 16, 2000), with respect to the consolidated financial statements of GemStone Systems, Inc. included in the Registration Statement (Form F-4 No. 333-37780) and related Prospectus of BROKAT Aktiengesellschaft dated July 17, 2000.

                                                Ernst & Young LLP

Walnut Creek, California
August 18, 2000